Exhibit 99.1

Harrow Announces First Quarter 2024 Financial Results

First Quarter 2024 and Recent Selected Highlights:

●	Revenues of $34.6 million, a 33% increase over the $26.1 million realized in the prior-year quarter.
●	Received confirmation from the Centers for Medicare & Medicaid Services (CMS) on March 20 that IHEEZO is separately reimbursable for unilateral and bilateral in-office procedures, retroactive to January 1, 2024.
●	Recently signed IHEEZO supply agreements with seven multi-practice strategic accounts.
●	U.S. Patent and Trademark Office recently granted new IHEEZO patent claims with an expiry through 2039.
●	Sequential month-over-month growth in VEVYE total prescriptions, new prescriptions, prescribers, and refills.
●	Covered lives for VEVYE increased to 150+ million, up from 40+ million, as reported in March.
●	Passing all preliminary assays for recent TRIESENCE process performance qualification (PPQ) batch.
●	ImprimisRx revenues returned to sequential quarterly growth.
●	Cash and cash equivalents as of March 31, 2024, of $76.0 million (including Eton Pharmaceuticals shares).
●	Sold Eton Pharmaceuticals common stock in April 2024, yielding $5.5 million in cash that can be deployed strategically to drive value in Harrow’s core ophthalmic pharmaceuticals business.

NASHVILLE, Tenn., May 13, 2024 – Harrow (Nasdaq: HROW), a leading North American eyecare pharmaceutical company, announced results for the first quarter ended March 31, 2024. The Company also posted its first quarter Letter to Stockholders and corporate presentation to the “Investors” section of its website, harrow.com. The Company encourages all Harrow stockholders to review these documents, which provide additional details concerning the historical quarterly period and future expectations for the business.

“Our primary focus for 2024 remains on three key operational initiatives – building a formidable dry eye disease franchise, including successfully launching VEVYE®; continuing to build a retina franchise with IHEEZO® and TRIESENCE®; and stabilizing ImprimisRx and our Anterior Segment Products and returning them to a growth trajectory,” said Mark L. Baum, Chief Executive Officer of Harrow. “I am very pleased with the success we had in all three of these areas during the first quarter, and I remain optimistic for 2024 based on what we are seeing in the second quarter.

“Given the strength we see with both IHEEZO and VEVYE, the upcoming re-introduction of TRIESENCE to the ophthalmic market, and the significant momentum that we have built so far in 2024, we are well positioned to meet our 2024 revenue guidance of more than $180 million.”

First quarter 2024 figures of merit:

	For the Three Months Ended March 31,
	2024	2023
Net revenues	$34,587,000	$26,103,000
Gross margin	69%	68%
Core gross margin(1)	76%	76%
Net loss	(13,565,000)	(6,643,000)
Core net loss(1)	(9,789,000)	(1,042,000)
Adjusted EBITDA(1)	227,000	5,342,000
Basic and diluted net loss per share	(0.38)	(0.22)
Core basic and diluted net loss per share(1)	(0.28)	(0.03)

(1)	Core gross margin, core net loss, core basic and diluted net loss per share (collectively, “Core Results”), and Adjusted EBITDA are non-GAAP measures. For additional information, including a reconciliation of such Core Results and Adjusted EBITDA to the most directly comparable measures presented in accordance with GAAP, see the explanation of non-GAAP measures and reconciliation tables at the end of this release.

Harrow Announces First Quarter 2024 Financial Results Page 2 May 13, 2024

Conference Call and Webcast

The Company’s management team will host a conference call and live webcast tomorrow morning, Tuesday, May 14, 2024, at 8:00 a.m. Eastern Time to discuss the first quarter 2024 results and provide a business update. To participate in the call, see details below:

Conference Call Details:
Date:	Tuesday, May 14, 2024
Time:	8:00 a.m. Eastern time
Participant Dial-in:	1-833-953-2434 (U.S.) 1-412-317-5763 (International)
Replay Dial-in (Passcode 3093849): (telephonic replay through May 21, 2024)	1-877-344-7529 (U.S.) 1-412-317-0088 (International)
Webcast: (online replay through May 14, 2025)	harrow.com

About Harrow

Harrow, Inc. (Nasdaq: HROW) is a leading eyecare pharmaceutical company engaged in the discovery, development, and commercialization of innovative ophthalmic pharmaceutical products for the North American market. Harrow helps eyecare professionals preserve the gift of sight by making its comprehensive portfolio of prescription and non-prescription pharmaceutical products accessible and affordable to millions of patients each year. For more information about Harrow, please visit harrow.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. These and additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb, Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

Harrow Announces First Quarter 2024 Financial Results Page 3 May 13, 2024

HARROW, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$68,538,000	$74,085,000
All other current assets	56,920,000	66,407,000
Total current assets	125,458,000	140,492,000
All other assets	170,078,000	172,682,000
TOTAL ASSETS	$295,536,000	$313,174,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$41,753,000	$50,354,000
Loans payable, net of unamortized debt discount	184,148,000	183,172,000
All other liabilities	9,429,000	9,237,000
TOTAL LIABILITIES	235,330,000	242,763,000
TOTAL STOCKHOLDERS’ EQUITY	60,206,000	70,411,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$295,536,000	$313,174,000

HARROW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2024	2023
Net revenues	$34,587,000	$26,103,000
Cost of sales	10,553,000	8,271,000
Gross profit	24,034,000	17,832,000
Selling, general and administrative	28,813,000	15,888,000
Research and development	2,149,000	734,000
Total operating expenses	30,962,000	16,622,000
(Loss) income from operations	(6,928,000)	1,210,000
Total other expense, net	(6,637,000)	(8,141,000)
Income tax expense	-	288,000
Net loss attributable to Harrow, Inc.	$(13,565,000)	$(6,643,000)
Net loss per share of common stock, basic and diluted	$(0.38)	$(0.22)

HARROW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2024	2023
Net cash provided by (used in):
Operating activities	$(4,628,000)	$(8,214,000)
Investing activities	(110,000)	(130,970,000)
Financing activities	(809,000)	62,162,000
Net change in cash and cash equivalents	(5,547,000)	(77,022,000)
Cash and cash equivalents at beginning of the period	74,085,000	96,270,000
Cash and cash equivalents at end of the period	$68,538,000	$19,248,000

Harrow Announces First Quarter 2024 Financial Results Page 4 May 13, 2024

Non-GAAP Financial Measures

In addition to the Company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes Adjusted EBITDA and Core Results, unaudited financial measures that are not calculated in accordance with GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA and Core Results are considered “non-GAAP” financial measures within the meaning of Regulation G promulgated by the SEC. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting its business. Management believes Adjusted EBITDA and Core Results provide meaningful supplemental information regarding the Company’s performance because (i) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance; and (iii) they are used by institutional investors and the analyst community to help analyze the Company’s results. However, Adjusted EBITDA, Core Results, and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the way they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net loss, excluding the effects of stock-based compensation and expenses, interest, taxes, depreciation, amortization, investment (income) loss, net, and, if any and when specified, other non-recurring income or expense items. Management believes that the most directly comparable GAAP financial measure to Adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing, or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net loss, for the three months ended March 31, 2024 and 2023:

HARROW, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2024	2023
GAAP net loss	$(13,565,000)	$(6,643,000)
Stock-based compensation and expenses	4,169,000	1,633,000
Interest expense, net	5,415,000	4,747,000
Income tax benefit	-	(288,000)
Depreciation	432,000	292,000
Amortization of intangible assets	2,554,000	2,207,000
Investment loss (income), net	1,248,000	(2,042,000)
Other (income) expense, net	(26,000)	5,436,000 (1)
Adjusted EBITDA	$227,000	$5,342,000

(1)	Includes $5,465,000 for the loss on extinguishment of debt.

Harrow Announces First Quarter 2024 Financial Results Page 5 May 13, 2024

Core Results

Harrow Core Results, including core gross margin, core net loss, and core basic and diluted loss per share exclude (1) all amortization and impairment charges of intangible assets, excluding software development costs, (2) net gains and losses on investments and equity securities, including equity method gains and losses and equity valued at fair value through profit and loss (“FVPL”), and preferred stock dividends, and (3) gains/losses on forgiveness of debt. In other periods, Core Results may also exclude fair value adjustments of financial assets in the form of options to acquire a company carried at FVPL, obligations related to product recalls, certain acquisition-related items, restructuring charges/releases and associated items, related legal items, gains/losses on early extinguishment of debt or debt modifications, impairments of property, plant and equipment and software, as well as income and expense items that management deems exceptional and that are or are expected to accumulate within the year to be over a $100,000 threshold.

The following is a reconciliation of Core Results, non-GAAP measures, to the most comparable GAAP measures for the three months ended March 31, 2024 and 2023:

For the Three Months Ended March 31, 2024
	GAAP Results	Amortization of Certain Intangible Assets	Investment Gains	Other Items	Core Results
Gross profit	$24,034,000	$2,140,000	$-	$-	$26,174,000
Gross margin	69%				76%
Operating loss	(6,928,000)	2,554,000	-	-	(4,374,000)
Loss before taxes	(13,565,000)	2,554,000	1,248,000	(26,000)	(9,789,000)
Tax benefit	-	-	-	-	-
Net loss	(13,565,000)	2,554,000	1,248,000	(26,000)	(9,789,000)
Basic and diluted loss per share ($)(1)	(0.38)				(0.28)
Weighted average number of shares of common stock outstanding, basic and diluted	35,469,638				35,469,638

For the Three Months Ended March 31, 2023
	GAAP Results	Amortization of Certain Intangible Assets	Investment Gains	Other Items	Core Results
Gross profit	$17,832,000	$2,045,000	$-	$-	$19,877,000
Gross margin	68%				76%
Operating income	1,210,000	2,207,000	-	-	3,417,000
Loss before taxes	(6,931,000)	2,207,000	(2,042,000)	5,436,000	(1,330,000)
Tax expense	288,000	-	-	-	288,000
Net loss	(6,643,000)	2,207,000	(2,042,000)	5,436,000	(1,042,000)
Basic and diluted loss per share ($)(1)	(0.22)				(0.03)
Weighted average number of shares of common stock outstanding, basic and diluted	30,289,730				30,289,730

(1)	Core basic and diluted loss per share is calculated using the weighted-average number of shares of common stock outstanding during the period. Core basic and diluted loss per share also contemplates dilutive shares associated with equity-based awards as described in Note 2 and elsewhere in the Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

-END-